EXHIBIT 99.3

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed financial statements give effect to the acquisition of ITK International, Inc. (ITK) by Digi International, Inc. (the Company) using the purchase method of accounting. These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results that actually would have been realized had the Company and ITK been a combined company during the specified periods. The pro forma condensed financial statements, including the notes thereto, are qualified in their entirety and should be read in conjunction with the historical consolidated financial statements of the Company and ITK.

After discussion with the staff of the Securities and Exchange Commission (the
SEC) the consolidated financial statements as of September 30, 1998 and for the year ended September 30, 1998 have been restated to reflect a change in the measurement and allocations of the purchase prices related to the July 1998 acquisition of ITK.

The Company allocated amounts to acquired in process research and development (IPR&D) and intangible assets in the fourth quarter of 1998 in a manner consistent with widely recognized appraisal practices at the date of the acquisition of ITK. Subsequent to the acquisition, the SEC staff expressed broad views that took issue with certain appraisal practices generally employed by many public companies in determining the fair value of IPR&D. As a result of these developments, the Company has modified its valuation of IPR&D using the alternative income valuation approach. In addition, in response to questions raised by the SEC Staff about the Company's measurement of the fair value of common stock and common stock options issued in the ITK acquisition, the Company has revised its valuation of this portion of the purchase prices.

As a result of valuing IPR&D using the alternative income valuation approach and adjusting the measurement of the purchase price, the Company, in consultation with their independent accountants, has revised its measurement and allocations of the purchase price, including the amounts allocated to IPR&D. The effect of these adjustments on previously reported proforma amounts were as follows:

CHANGES TO PROFORMA AMOUNTS

                                                                            Pro Forma
                                                                          June 30, 1998
Balance Sheet Data                                                 As Reported         As Restated
------------------                                                 -----------         -----------
Cash and cash equivalents                                              $32,884              $32,551
Total current assets                                                    96,854               96,521
Intangible assets, net                                                  22,438               45,252
Total assets                                                           155,834              178,315
Accrued expenses                                                        10,952               14,436
Total current liabilities                                               44,960               48,444
Net deferred income taxes                                                  -                  2,457
Total liabilities                                                       54,471               60,412
Common stock and capital in excess of par value                         61,123               62,030
Retained earnings                                                       64,032               78,702
Unearned stock compensation                                             (1,938)                (975)
Total shareholders' equity                                            $101,363             $117,903

                                                                               Pro Forma
                                                                           For the Year Ended
                                                                          September 30, 1997
STATEMENT OF OPERATIONS DATA
Dollars in Thousands
                                                                     As Reported          As Restated
                                                                     -----------          -----------
General and administrative                                               $29,004              $32,743
Total operating expenses                                                 109,463              113,202
Operating loss                                                           (21,476)             (25,215)
Loss before income taxes                                                 (33,816)             (37,555)
Net loss                                                                $(33,655)            $(37,394)
Net loss per common and common
 equivalent share, basic and diluted                                      $(0.82)              $(2.68)

                                                                                Pro Forma
                                                                            For the Nine Months
                                                                            Ended June 30, 1998
STATEMENT OF OPERATIONS DATA
Dollars in Thousands
                                                                     As Reported          As Restated
                                                                     -----------          -----------
General and administrative                                               $18,845              $21,649
Total operating expenses                                                  74,061               76,865
Operating income (loss)                                                      581               (2,223)
Income (loss) before income taxes                                          1,938                 (866)
Net income (loss)                                                         $1,225              $(1,579)
Net  income (loss) per common and common
 equivalent share, basic and diluted                                       $0.03               $(0.11)

                                                                                Pro Forma
                                                                          For the Nine Months
                                                                          Ended June 30, 1997
STATEMENT OF OPERATIONS DATA
Dollars in Thousands
                                                                     As Reported          As Restated
                                                                     -----------          -----------
General and administrative                                               $16,091              $18,895
Total operating expenses                                                  85,983               88,787
Operating loss                                                           (22,001)             (24,805)
Loss before income taxes                                                 (26,683)             (29,487)
Net loss                                                                $(25,137)            $(27,941)
Net loss per common and common                                            $(0.62)              $(2.00)
 equivalent share, basic and diluted


The unaudited pro forma condensed financial statements are based on the respective historical consolidated financial statements and the notes thereto of the Company and ITK. The purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed.

DIGI INTERNATIONAL INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

JUNE 30, 1998
(DOLLARS IN THOUSANDS)

                                                      DIGI              ITK
                                                 INTERNATIONAL     INTERNATIONAL      PRO FORMA
                 ASSETS                               INC.              INC.         ADJUSTMENTS      PRO FORMA
Current assets:
   Cash and cash equivalents                         $ 44,945         $ 2,373        $(14,767)(a)     $ 32,551
   Accounts receivable, net                            34,699           3,019                           37,718
   Inventories, net                                    16,404           5,267                           21,671
   Other                                                3,903             678                            4,581

      Total current assets                             99,951          11,337         (14,767)          96,521

Property, equipment and improvements, net              22,572          10,668                           33,240
Intangible assets, net                                  7,339           4,405          33,508(d)        45,252
Other                                                   8,055             247          (5,000)(c)        3,302

      Total assets                                   $137,917         $26,657        $ 13,741         $178,315

   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Demand notes payable                                                14,168          (5,000)(c)        9,168
   Accounts payable                                     8,105           4,756                           12,861
   Income taxes payable                                 6,873                                            6,873

   Accrued expenses                                     5,379           5,573           3,484           14,436
   Compensation                                         3,144           1,847                            4,991
   Current portion of long-term debt                                      115                              115

      Total current liabilities                        23,501          26,459          (1,516)          48,444

Long-term liabilities, net of current portion                           9,511                            9,511
Net deferred income taxes                                                               2,457(d)         2,457

      Total liabilities                                23,501          35,970             941           60,412

Stockholders' equity:
   Common stock and capital in excess of par value
      (Digi:  14,951,203 shares; ITK:  27,392,904
      shares; and 15,527,560 shares on a
      pro forma combined basis)                        47,213          36,975          14,817 (a)       62,030
                                                                                      (36,975)(b)
   Retained earnings (accumulated deficit)             90,032         (42,891)         42,891 (b)       78,702
                                                                                      (11,330)(d)
   Foreign currency translation adjustment                                (90)             90 (b)

                                                      137,245          (6,006)          9,493          140,732

   Unearned stock compensation                           (975)         (3,307)          3,307(b)          (975)

   Treasury stock, at cost                            (21,854)                                         (21,854)

      Total stockholders' equity                      114,416          (9,313)         12,800          117,903

      Total liabilities and stockholders' equity     $137,917         $26,657        $ 13,741         $178,315


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED PRO FORMA CONDENSED BALANCE SHEET.

DIGI INTERNATIONAL INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
(DOLLARS IN THOUSANDS)


     1.   FINANCIAL STATEMENTS:

     Digi International Inc. (the Company) has a September 30 fiscal year end. The unaudited historical balance sheet information of the Company as of June 30, 1998 was derived from the unaudited consolidated condensed financial statements of the Company which are included in the Company's report on Form 10-Q for the quarter ended June 30, 1998. Prior to its acquisition by the Company, ITK International, Inc. (ITK) had a June 30 fiscal year-end. The unaudited historical consolidated balance sheet information of ITK as of June 30, 1998 was derived from the consolidated financial statements of ITK included elsewhere in this Form 8-K/A. The pro forma condensed balance sheet assumes the business combination took place on June 30, 1998.


     2. UNAUDITED PRO FORMA CONDENSED BALANCE SHEET ADJUSTMENTS:

     The purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The pro forma adjustments presented are as of June 30, 1998.

     (a) Adjustment reflects the components of the purchase consideration and related transaction costs, which included $14,767 in cash, the Company's common stock with a market value of $12,501 and $2,316 of replacement stock options issued by the Company to ITK option holders. The cash and the Company's common stock were issued in exchange for outstanding shares of ITK's common stock and the Company's stock options were issued in exchange for the outstanding ITK common stock options. The value of the Company's common stock issued is based on a per share value of approximately $21.69, calculated as the average market price of the Company's common stock during the two business days immediately preceding and subsequent to the date the parties reached agreement on terms and announced the transaction. The value of the Company's common stock options is based on the estimated fair value of these options, as of the date the transaction was consummated, using the Black-Scholes valuation model.

     (b) Adjustment reflects the elimination of ITK's historical stockholders' equity.

     (c) Adjustment reflects the elimination of note payable to the Company from ITK resulting from funds advanced to ITK during June 1998.

DIGI INTERNATIONAL INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET, CONTINUED (DOLLARS IN THOUSANDS)


     2.   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET ADJUSTMENTS, CONTINUED:

     (d) Adjustment reflects portion of purchase price allocated to identifiable intangible assets, including purchased in-process research and development. Valuation of the intangible assets acquired was conducted by an independent third-party appraisal company and consists of purchased in-process research and development, proven technology and an assembled workforce. The purchase price exceeded the estimated fair value of tangible assets acquired and liabilities assumed by approximately $41,014. This excess purchase price was allocated to purchased in-process research and development, identifiable intangible assets and goodwill, including certain existing identifiable intangible assets and goodwill of ITK as of June 30, 1998.

     The table below is a summary of the preliminary amounts allocated to purchased in-process research and development, identifiable intangible assets and goodwill.

          Cash and fair value of the Company's common stock and common
             stock options issued                                       $28,146
          Direct acquisition costs                                        1,438
          ITK liabilities assumed, including estimated
             restructuring and integration costs
             of $3,484,000                                               39,454
                                                                        -------
                Total purchase price                                     69,038

          Estimated fair value of tangible assets acquired,
             including $5,772,000 of deferred tax assets
                                                                         28,024

          Estimated fair value of in-process research and development, identifiable intangible assets and goodwill:
             In-process research and development                         11,330
             Identifiable intangible assets                              21,100
             Goodwill                                                    16,813
             Deferred tax liabilities related
                  to identifiable intangibles                            (8,229)
                                                                        -------
                                                                        $69,038

     Management estimates that $11,330 of the purchase price represents the fair value of purchased in-process research and development that has not yet reached technological feasibility and has no alternative future use. This amount was expensed as a non-recurring, non-tax-deductible charge upon consummation of the acquisition. This amount has been reflected as a reduction in stockholders' equity and has not been included in the pro forma condensed statements of operations due to its non-recurring nature.

DIGI INTERNATIONAL INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET, CONTINUED (DOLLARS IN THOUSANDS)


     2.   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET ADJUSTMENTS, CONTINUED:


At the time of the Company's acquisition, ITK described itself as a Remote Access Server (RAS) product company. Although ITK did offer its own line of ISDN cards and networking boards, the Company's acquisition was made principally to acquire the voice over Internet Protocol (VoIP) technology under development by ITK. This VoIP technology, if successfully developed, would allow users to send packetized voice signals through the Internet. The Company believes that the VoIP technology under development at the time of the acquisition could provide for the development of products which would be a natural extension of the Company's current product offerings and could position the Company to address substantially larger markets than the markets served by the Company's current products.

At the time of the acquisition, ITK had developed a proof of concept prototype product (NetBlazer 8500) which demonstrated that the method of voice and data compression under development by ITK and the method of combining VoIP and remote access functionality under development by ITK had the potential to be further developed into a product marketable to "Carrier Class" telephone companies. However, the NetBlazer 8500 required further development before it could meet the technical and functional requirements of such customers. Accordingly, the Company is uncertain whether the VoIP technology being developed will ultimately meet the technical requirements of Carrier Class telephony customers or whether it will be commercially viable.

As of the date of the acquisition, the nature of the development efforts related to the purchased, in-process research and development projects, as well as the efforts required to complete development of those projects into commercially viable products included development projects to address the following: (a) development of enhanced technical attributes, including enhanced port density, redundancy, network management capabilities, a higher fault tolerance, compliance with telephone industry standards such as "SS7" and "NEBS" compliancy; (b) development of significant hardware and software functions considered integral to a product with broad appeal to end users and the telephone companies, including computer-to-phone capabilities, interoperability with other vendor's gateways, one-stage dialing , local tone simulation and announcements, end-to-end transparent disconnect cause delivery and real-time FAX-over capabilities, among others; and (c) re-engineering of the prototype design to permit cost effective manufacture and commercial use, including migration from a UNIX operating system to a Windows NT operating system.

It is not certain that development efforts on these projects will allow for Carrier Class telephone company and end-user specifications to be met. Failure to achieve these specifications or to achieve market viability will cause the VoIP projects to fail. If these products are not successfully developed, the sales and profitability of the combined Company may be adversely affected in future periods. Additionally, the value of other identifiable intangible assets and goodwill acquired may become impaired.

Management estimates that $11.3 million of the purchase price represents the fair value of purchased in-process research and development related to the VoIP projects referred to above, that had not yet reached technological feasibility and had no alternative future uses. These amounts were expensed as a non-recurring, non tax-deductible charge upon consummation of the acquisition.

The Company utilized the alternative income valuation approach to determine the estimated fair value of the purchased in-process research and development. This estimate is based on the following assumptions:

- The estimated revenues are based upon projected average annual revenue growth rates from future products expected to be derived once technological feasibility is achieved of between 18% and 65% during the period from 2000 through 2005, starting with an estimated growth rate of 65% from 2000 to 2001 with steadily declining rates of estimated revenue growth through 2005. Estimated total revenues expected from products to be developed using purchased in-process research and development peak in the year 2005 and decline rapidly in 2006 and 2007 as other new products are expected to enter the market. These projections are based on estimates made by the Company's management of market size and growth (which are supported by independent market data), expected trends in technology and the nature and expected timing of new product introductions by ITK and its competitors.

DIGI INTERNATIONAL INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET, CONTINUED (DOLLARS IN THOUSANDS)


     2.   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET ADJUSTMENTS, CONTINUED:

- The estimated costs of sales are based upon the historical, stand-alone costs of ITK without considering any synergies due to the acquisition by the Company.

- The estimated selling, general and administrative expenses of between 37% and 32% of revenues from 2000 through 2003 and between 29% and 27% of revenues between 2004 and 2007, are based upon the estimated expense levels of ITK as derived from the historical, stand-alone costs of ITK without considering any synergies due to the acquisition by the Company.

- The discount rate utilized in the alternative income valuation approach is based on the weighted average cost of capital (WACC). The WACC calculation produces the average required rate of return of an investment in an operating enterprise, based on various required rates of return from investments in various areas of that enterprise. The WACC estimated by an independent third-party appraiser for the Company, as a corporate business enterprise is 14%. The discount rate used in the alternative valuation approach was 30%. This discount rate is higher than the WACC due to the inherent uncertainties in the estimates described above including uncertainty surrounding the successful development of purchased research and development, the estimated useful life of such completed research and development, the profitability levels of such completed research and development and the uncertainty of technological advances that are unknown at this time.

The Company estimated that the purchased in-process research and development related to VoIP was 83% complete as of the acquisition date. This estimate was based upon research and development costs incurred to date compared to total estimated development costs. As of the date of acquisition, the estimated cost to complete the VoIP to a point of technological feasibility was approximately $2.3 million, expected to be incurred over a period of approximately 20 months following the acquisition. This estimate is subject to change, given the uncertainties of the development process, and no assurance can be given that deviations from these estimates will not occur.

The Company is continuing development of the acquired in-process VoIP technology and, as of June 30, 1999, believes that its development efforts are on schedule to meet the product release schedule referred to above without any significant changes in its research and development costs. However, these expectations are subject to change, given the uncertainties of the development process and changes in market expectations.

The identifiable intangible assets of $21,100,000 included in the purchase price allocation set forth above are comprised of proven technology with an estimated fair value of $19,700,000 and an assembled workforce with an estimated fair value of $1,400,000, which have estimated useful lives of five years and six years, respectively. The remaining unallocated purchase price represents goodwill of $16,813,086, which is being amortized over seven years. With regard to the proven technology, the Company intends to further enhance the strengths of this product range and implement a plan to gain leadership in the ISDN market. The Company's core asset is the comprehensive set of common application programming interface (CAPI) and CAPI-enhancing features combined with highly intelligent ISDN protocol implementation which provide for integration into server-based communication solutions for the media communication market.

DIGI INTERNATIONAL INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 1997
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                            DIGI            ITK
                                        INTERNATIONAL  INTERNATIONAL    PRO FORMA
                                             INC.          INC.         ADJUSTMENTS      PRO FORMA
Net sales                              $   165,598     $   21,028                      $   186,626
Cost of sales                               85,483         13,156                           98,639

      Gross margin                          80,115          7,872                           87,987

Operating expenses:
   Sales and marketing                      36,671         10,148                           46,819
   Research and development                 17,978          5,191                           23,169
   General and administrative               19,325          6,843     $    6,575(a)         32,743
   Restructuring                            10,471                                          10,471

      Total operating expenses              84,445         22,182          6,575           113,202

      Operating loss                        (4,330)       (14,310)        (6,575)          (25,215)

Other income (expense), net                    154           (249)          (722)(b)          (817)
Aetherworks Corporation net loss            (5,764)                                         (5,764)
Aetherworks Corporation write off           (5,759)                                         (5,759)

      Loss before income taxes             (15,699)       (14,559)        (7,297)          (37,555)

Income tax provision (benefit)                  92                          (253)(b)          (161)

      Net loss                         $   (15,791)   $   (14,559)     $  (7,044)     $    (37,394)

Net loss per common and common equivalent   $(1.18)                            -            $(2.68)
      share, basic and diluted

Weighted average common shares,
      basic and diluted                 13,393,408                       576,357(d)     13,969,765

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS.

DIGI INTERNATIONAL INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 1998
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                             DIGI            ITK
                                        INTERNATIONAL   INTERNATIONAL     PRO FORMA
                                             INC.            INC.        ADJUSTMENTS           PRO FORMA
Net sales                              $    134,098    $    25,105                           $    159,203
Cost of sales                                65,105         19,456                                 84,561

      Gross margin                           68,993          5,649                                 74,642

Operating expenses:
   Sales and marketing                       26,303         12,166                                 38,469
   Research and development                  11,887          4,860                                 16,747
   General and administrative                10,025          6,693     $     4,931(a)              21,649

      Total operating expenses               48,215         23,719          (4,931)                76,865

      Operating income (loss)                20,778        (18,070)         (4,931)                (2,223)

Other income (expense), net                   1,477           (929)           (541)(b)                  7
Aetherworks Corporation net loss              1,350                                                 1,350

      Income (loss) before income taxes      23,605        (18,999)         (5,472)                  (866)

Income tax provision (benefit)                8,686              8            (189)(b)                713
                                                                            (7,792)(c)

      Net income (loss)                 $    14,919   $    (19,007)     $    2,509            $    (1,579)

Net income (loss) per common share,
       basic                                  $1.10                              -                 $(0.11)

Net income (loss) per common share,
      assuming dilution                       $1.05                              -                 $(0.11)

Weighted average common shares, basic    13,535,512                        576,357(d)          14,111,869

Weighted average common shares,
      assuming dilution                  14,216,915                       (105,046)(d)         14,111,869


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS.

DIGI INTERNATIONAL INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 1997
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            DIGI               ITK
                                        INTERNATIONAL      INTERNATIONAL     PRO FORMA
                                             INC.              INC.         ADJUSTMENTS             PRO FORMA
Net sales                              $     123,473    $     13,040                               $  136,513
Cost of sales                                 64,420           8,111                                   72,531

      Gross margin                            59,053           4,929                                   63,982

Operating expenses:
   Sales and marketing                        29,310          11,910                                   41,220
   Research and development                   14,284           3,916                                   18,200
   General and administrative                 13,964                       $    4,931(a)               18,895
   Restructuring                              10,472                                                   10,472

      Total operating expenses                68,030          15,826            4,931                  88,787

      Operating loss                          (8,977)        (10,897)          (4,931)                (24,805)

Other income (expense), net                      343             150             (541)(b)                 (48)
Aetherworks Corporation net loss              (4,634)                                                  (4,634)

      Loss before income taxes               (13,268)        (10,747)          (5,472)                (29,487)

Income tax benefit                            (1,357)                            (189)(b)              (1,546)

      Net loss                         $     (11,911)       $(10,747)        $ (5,283)             $  (27,941)

Net loss per common and common
      equivalent share, basic
      and diluted                             $(0.89)                               -                  $(2.00)


Weighted average common shares,
      basic and diluted                   13,379,899                          576,357(d)           13,956,256


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS.

DIGI INTERNATIONAL INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS (DOLLARS IN THOUSANDS)



     1.   FINANCIAL STATEMENTS:

     Digi International Inc. (the Company) has a September 30 fiscal year-end. The unaudited historical statement of operations information of the Company for the year ended September 30, 1997 was derived from the consolidated financial statements of the Company, which are included in the Company's annual report on Form 10-K for the year ended September 30, 1997. The historical statement of operations information of the Company for the nine-month periods ended June 30, 1998 and 1997 was derived from the condensed financial statements of the Company which are included in the Company's reports on Form 10-Q for the quarters ended June 30, 1997 and 1998.

     Prior to the acquisition by the Company, ITK International, Inc. (ITK) had a June 30 fiscal year-end. Accordingly, the ITK statement of operations information for the twelve-month period ended September 30, 1997 and the nine-month periods ended June 30, 1998 and 1997 has been derived by combining ITK's unaudited consolidated results of operations for the applicable calendar quarters.

     The pro forma condensed statements of operations assume the business combination took place as of the beginning of the periods presented. The pro forma condensed statement of operations for the twelve-month period ended September 30, 1997 combines the Company's consolidated statement of operations and ITK's consolidated statement of operations for the twelve-month period then ended. The pro forma condensed statements of operations for the nine-month periods ended June 30, 1998 and 1997 combine the Company's unaudited consolidated statement of operations and ITK's unaudited consolidated statement of operations for the nine-month periods ended June 30, 1998 and 1997, respectively. On a combined basis there were no material transactions between the Company and ITK during the periods presented.

     The pro forma combined provision for income taxes may not necessarily be indicative of amounts that would have resulted had the Company and ITK filed consolidated income tax returns during the periods presented.


     2. UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS ADJUSTMENTS:

     The purchase price was allocated based upon the estimated fair value of assets acquired and liabilities assumed. The preliminary purchase price allocation is based on the Company's estimates of fair value.


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

DIGI INTERNATIONAL INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS CONTINUED (DOLLARS IN THOUSANDS)


     2.   UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS ADJUSTMENTS,
     CONTINUED:

     (a) Adjustment reflects amortization of acquired identifiable intangible assets and goodwill. Identifiable intangible assets of $21,100 are comprised of proven technology with an appraised value of $19,700, and an assembled workforce with an appraised value of $1,400 which have estimated useful lives of five years and six years, respectively. The estimated annual non-tax-deductible amortization charge related to the proven technology and workforce is approximately $4,173. The estimated annual non-tax-deductible amortization charge related to amortization of the $16,813 allocated to goodwill, which has an estimated useful life of seven years, is approximately $2,402.

     (b) Adjustment reflects the decrease in interest income and related tax effect resulting from the use of cash and cash equivalents to complete the acquisition. The assumed rate of return on the cash balance was 5%.

     (c) Adjustment reflects the portion of Digi's income tax provision which would not have been recognized due to ITK's U.S. net operating losses for the nine-moth period ended June 30, 1998.

     (d) Adjustment reflects net increase (decrease) in weighted average common shares and common equivalent shares outstanding for common stock and common stock options issued in connection with the acquisition, as well as equivalent shares of the Company that have an antidilutive effect on pro forma diluted earnings per common share.

            Pro forma basic earnings per common share for the periods presented were calculated assuming that the 576,357 shares of the Company's common stock issued in connection with the acquisition were issued at the beginning of the periods presented.

            The calculation of pro forma diluted earnings per common share excludes the 71,904 equivalent shares of the Company attributable to the common stock options issued by the Company in connection with the acquisition, to replace existing ITK common stock options. Such equivalent shares were excluded in determining the weighted average equivalent shares outstanding for the year ended September 30, 1997 and the nine-month periods ended June 30, 1998 and 1997, because their effect was antidilutive.


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